VALLEY NATIONAL BANCORP
                      EARNINGS PER SHARE REACH RECORD HIGH

         Wayne, NJ, April 7, 1999 - Valley National Bancorp (NYSE:VLY) reported record earnings per share on a diluted basis of $0.46 for the quarter ended March 31, 1999, an increase of 7 percent over the $0.43 for the quarter ended March 31, 1998. Net income for the quarter ended March 31, 1999 was $25.3 million, compared to $23.7 million for the same period in 1998. All data for 1998 has been restated to reflect the merger with Wayne Bancorp, Inc. on October 16, 1998, accounted for as a pooling of interests, and the 5 for 4 stock split issued during May 1998.

         The quarter ended March 31, 1999 produced an annualized return on average assets of 1.82 percent and an 18.09 percent annualized return on average equity. The efficiency ratio for the quarter ended March 31, 1999 was 41.8 percent, one of the best in the banking industry.

         Gerald H. Lipkin, Valley's Chairman, President and CEO stated, "We continue to focus on further enhancing our position as a "Super Community Bank" serving northern New Jersey. On December 17, 1998 we announced a merger with Ramapo Financial Corporation, the parent company of the $338 million, eight-branch Ramapo Bank headquartered in Wayne, New Jersey. Subject to receiving final regulatory and shareholder approval, the transaction will close mid June 1999."

         "We continue to develop our internet banking capabilities and currently are accepting applications for automobile loans on the web through Autoweb.com through our participation with a major nationwide insurance carrier. During the second quarter of 1999 Valley will begin accepting residential mortgage loan applications at VNBmortgage.com. Our /-BankWorks PC banking and bill payment product is in the process of being installed on our website and we expect this to be available over the internet within the next 90 days. Each of these products will allow customers access to Valley National Bank through an additional distribution channel and provide increased revenue opportunities for Valley."

         "Our branch expansion plans continued on target as we have plans for six additional de novo branches during 1999, one of which opened on March 31, 1999. These new locations, in conjunction with the Wayne and Ramapo mergers continue to fill in our franchise throughout northern New Jersey. At the quarter-end we operated 105 branches serving 71 communities, all within one hour from our headquarters in Wayne."

         Mr. Lipkin continued, "Valley's increased earnings during the first quarter of 1999 were mainly the result of strong loan production in all lending areas, higher net interest income and increased securities gains, offset by a higher effective tax rate. Valley's solid earnings, coupled with its strong capital base, allows us to add new products and services and expand the franchise through de novo branching and the acquisition of other financial institutions."

         Net interest income, on a fully-taxable equivalent basis, for the first quarter of 1999 increased to $61.2 million with a net interest margin of 4.62 percent compared with $58.2 million and 4.60 percent, for the first quarter of 1998. The increase was due mainly to a higher average balance of loans and investments and a lower cost of deposits and borrowings.

         Non-interest income for the first quarter of 1999 was $11.8 million, approximately $1.4 million higher than the first quarter of 1998. Non-interest expense for the first quarter of 1999 was $29.7 million, a decrease from $31.1 million during the same period of 1998. This was mainly the result of decreased credit card expense offset by increases in salaries and employee benefit expense and amortization of intangible assets.

         Income before income taxes increased by $6.8 million or 20.3 percent for the quarter ended March 31, 1999 mainly as a result of increased net interest income. Income tax expense for the first quarter of 1999 returned to more normal levels with an effective tax rate of 37.2 percent compared to 29.4 percent for the same quarter in 1998.

  Asset Quality and Reserve for Loan Losses

         At March 31, 1999, among total loans of $4.1 billion, nonaccrual loans, representing 0.2 percent of loans, were $6.6 million, down from $7.9 million at March 31, 1998. Total nonperforming assets, which include nonaccrual loans and OREO, totaled $8.6 million, or 0.2 percent of loans and OREO, at March 31, 1999 down from $10.5 million at March 31, 1998. Loans past due 90 days or more and still accruing at March 31, 1999 decreased to $13.1 million compared to $15.5 million at March 31, 1998.

  Capital Adequacy

         Shareholders' equity was $565.7 million on March 31, 1999. Valley's risk-based capital ratios were 12.93 percent for Tier 1 capital and 14.09 percent for Total capital. The Tier 1 leverage ratio was 10.05 percent.

         Valley National Bancorp is a regional bank holding company headquartered in Wayne, NJ. Its principal subsidiary, Valley National Bank, operates 105 offices located in 71 communities serving 10 counties throughout northern New Jersey.

                           * * * * * * * * * * * * * *

         The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.



                             VALLEY NATIONAL BANCORP
                        Consolidated Financial Highlights


SELECTED CONSOLIDATED FINANCIAL DATA
                                                                           Three Months Ended March 31,
                                                                          1999                     1998
                                                                      --------------           --------------
(Dollars in thousands except per share data)
NET INCOME                                                          $        25,348          $        23,679

Per share data:
    Basic earnings                                                             0.46                     0.43
    Diluted earnings                                                           0.46                     0.43
    Cash dividends declared                                                    0.25                     0.22
    Book value                                                                10.23                     9.40
    Closing stock price - high                                                29.13                    33.70
    Closing stock price - low                                                 25.00                    28.20

FINANCIAL RATIOS:
Net interest margin - FTE                                                      4.62 %                   4.60 %
Return on average assets                                                       1.82                     1.79
Return on average shareholders' equity                                        18.09                    18.51
Efficiency ratio                                                              41.77                    45.12


SELECTED BALANCE SHEET ITEMS AND RATIOS
                                                                                 As of March 31,
                                                                          1999                     1998
                                                                      --------------           --------------
(Dollars in thousands)
BALANCE SHEET ITEMS:
Assets                                                              $     5,706,352          $     5,357,686
Loans                                                                     4,050,573                3,848,923
Deposits                                                                  4,681,694                4,595,881
Shareholders' equity                                                        565,735                  516,528

CAPITAL RATIOS:
Tier 1 leverage ratio                                                         10.05 %                   9.56 %
Risk-based capital
    Tier I                                                                    12.93                    13.22
    Total Capital                                                             14.09                    14.42

ASSET QUALITY:
Non-accrual loans                                                   $         6,641          $         7,867
Other real estate owned                                                       1,947                    2,621
Total non-performing assets                                                   8,588                   10,488
Loans past due 90 days or more and still accruing                            13,079                   15,519
Allowance for loan losses                                                    50,075                   48,248

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
    Other Real Estate Owned (OREO)                                             0.21 %                   0.27 %
Allowance for loan losses to loans                                             1.24                     1.25
Net charge-offs to average loans                                               0.18                     0.30


SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding shareholder relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470, or by telephone at (973) 305-3380, or fax at (973) 696-2044.


                             VALLEY NATIONAL BANCORP
                        Consolidated Statements of Income
                                                                              Three Months Ended March 31,
(Dollars in thousands, except per share data)                                 1999                   1998(1)
                                                                         ---------------          --------------
INTEREST INCOME
Interest and fees on loans                                              $        78,409         $        78,264
Interest and dividends on investment securities                                  18,532                  17,982
Interest on federal funds sold and other
    short term investments                                                          981                   1,088
                                                                         ---------------          --------------
        Total interest income                                                    97,922                  97,334
                                                                         ---------------          --------------
INTEREST EXPENSE
Interest on deposits:
    Savings deposits                                                              9,125                  10,836
    Time deposits                                                                23,974                  26,896
Interest on other borrowings                                                      4,611                   2,767
                                                                         ---------------          --------------
        Total interest expense                                                   37,710                  40,499
                                                                         ---------------          --------------
NET INTEREST INCOME                                                              60,212                  56,835
Provision for possible loan losses                                                2,000                   2,570
                                                                         ---------------          --------------
Net interest income after
provision for possible loan losses                                               58,212                  54,265
                                                                         ---------------          --------------
NON-INTEREST INCOME
Trust income                                                                        412                     340
Service charges on deposit accounts                                               3,225                   2,885
Gains on securities transactions, net                                             1,974                     917
Fees from loan servicing                                                          1,932                   1,575
Credit card income                                                                1,990                   2,523
Gain on sale of loans, net                                                          664                   1,064
Other                                                                             1,590                   1,096
                                                                         ---------------          --------------
        Total non-interest income                                                11,787                  10,400
                                                                         ---------------          --------------

NON-INTEREST EXPENSE
Salary expense                                                                   13,079                  12,551
Employee benefit expense                                                          2,915                   2,824
FDIC insurance premiums                                                             305                     320
Occupancy and equipment expense                                                   4,337                   4,727
Credit card expense                                                               1,314                   3,145
Amortization of intangible assets                                                 1,308                     950
Other                                                                             6,397                   6,610
                                                                         ---------------          --------------
        Total non-interest expense                                               29,655                  31,127
                                                                         ---------------          --------------
Income before income taxes                                                       40,344                  33,538
Income tax expense                                                               14,996                   9,859
                                                                         ---------------          --------------
NET INCOME                                                              $        25,348         $        23,679
                                                                         ---------------          --------------

EARNINGS PER SHARE: (2)
    Basic                                                               $          0.46         $          0.43
    Diluted                                                             $          0.46         $          0.43
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: (2)
    Basic                                                                    55,097,997              55,024,368
    Basic                                                                    55,621,964              55,641,013



Note:   (1) All data  has  been  restated  to  reflect  the  merger  with  Wayne
            Bancorp, effective October 16, 1998.

        (2) 1998 earnings per share and average shares outstanding have been restated to reflect the 5 for 4 stock split issued on May 18, 1998.



                             VALLEY NATIONAL BANCORP
                 Consolidated Statements of Financial Condition
                                                                                     March 31,
(Dollars in thousands)                                                    1999                    1998(1)
                                                                      --------------           --------------
ASSETS

Cash and due from banks                                             $       154,338          $       149,842
Federal funds sold                                                           85,000                   64,000
Investment securities                                                     1,291,705                1,171,478
Loans                                                                     4,026,793                3,825,839
Loans held for sale                                                          23,780                   23,084
Less: Allowance for possible loan losses                                    (50,075)                 (48,248)
                                                                      --------------           --------------
Loans, net                                                                4,000,498                3,800,675
                                                                      --------------           --------------
Premises and equipment                                                       79,771                   79,174
Accrued interest receivable                                                  31,964                   30,370
Other assets                                                                 63,076                   62,147
                                                                      ==============           ==============
        Total assets                                                $     5,706,352          $     5,357,686
                                                                      ==============           ==============

LIABILITIES

Deposits:
    Non-interest bearing                                            $       803,424          $       759,661
    Interest bearing:
        Savings                                                           1,934,315                1,957,509
        Time                                                              1,943,955                1,878,711
                                                                      --------------           --------------
           Total deposits                                                 4,681,694                4,595,881
                                                                      --------------           --------------
Other borrowings                                                            400,450                  193,302
Accrued expenses and other liabilities                                       58,473                   51,975
                                                                      --------------           --------------
           Total liabilities                                              5,140,617                4,841,158
                                                                      --------------           --------------

SHAREHOLDERS' EQUITY (2)
Common stock, no par value,  authorized  98,437,500
  shares;  issued  55,486,522 shares in 1999 and
  55,514,406 shares in 1998                                                  24,432                   24,344
Surplus                                                                     312,018                  310,831
Retained earnings                                                           234,104                  190,462
Unallocated common stock held by the ESOP                                    (1,332)                  (1,560)
Accumulated other comprehensive income                                        1,737                    4,921
                                                                      --------------           --------------
                                                                            570,959                  528,998
Cost of shares in treasury (191,988 common shares
  in 1999 and 535,998 in 1998)                                               (5,224)                 (12,470)
                                                                      --------------           --------------
    Total shareholders' equity                                              565,735                  516,528
                                                                      --------------           --------------
    Total liabilities and shareholders' equity                      $     5,706,352          $     5,357,686
                                                                      ==============           ==============


Note:  (1)  1998  data has been  restated  to  reflect  the  merger  with  Wayne
            Bancorp, effective October 16, 1998.


       (2) 1998 shares outstanding have been restated to reflect the 5 for 4 stock split issued on May 18, 1998.